Exhibit 10.5

          AMENDMENT NO. 4 TO THE PLM INTERNATIONAL, INC.
                  EMPLOYEE STOCK OWNERSHIP PLAN


     The definition of "Plan Year" in Article II of the Plan shall be amended to read as follows:

          "'Plan Year' shall mean the twelve-month period beginning on January 1 and ending on December 31, provided, however, that the initial Plan Year shall be a short Plan Year commencing on the Effective Date and the final Plan Year shall be a short Plan Year ending on the effective date of termination of the Plan."

     The definition of "Compensation" in Article II of the Plan shall be amended, as conformed to Amendment No. 2, to read as follows:

               "'Compensation' shall mean, for each Plan Year, the compensation (within the meaning of such term under Section 415(c)(3) of the Code) paid to an Employee for the performance of Service during such Plan Year, including (except for purposes of Article X) amounts otherwise excludable from such individual's gross income under Section 125, 402(e)(3) or 402(h) of the Code. Notwithstanding the foregoing, the maximum amount of Compensation taken into account for an individual in any Plan Year beginning before January 1, 1994, shall not exceed $200,000, as such amount is adjusted for increases in the cost-of-living in accordance with Section 401(a)(17) of the Code, and the maximum amount of Compensation that may be taken into account in any Plan Year beginning on or after January 1, 1994 shall not exceed $150,000, as such amount is adjusted for increases in the cost-of-living in accordance with Code section 401(a)(17). The cost-of-living adjustment in effect for a calendar year applies to any period, not exceeding 12 months, over which compensation is determined (determination period) beginning in such calendar year. If a determination period consists of fewer than 12 months, the limit set forth in this paragraph shall be multiplied by a fraction, the numerator of which is the number of months in the determination period, and the denominator of which is 12."


     A new section 9.8 of the Plan shall be added to read as follows:


               "9.8 Direct Rollovers. This Section applies to distributions made on or after January 1, 1993. Notwithstanding any provision of the Plan to the contrary that would otherwise limit a distributee's election under this Article IX or a distribution on Plan termination under Article XVII, a distributee may elect, at the time and in the manner prescribed by the Committee, to have any portion of an eligible rollover distribution paid directly to an eligible retirement plan specified by the distributee in a direct rollover.


          (a) For purposes of this section, the following terms shall be defined as follows:

               (i) Eligible rollover distribution: An eligible rollover distribution is any distribution of all or any portion of the balance to the credit of the distributee, except that an eligible rollover distribution does not include: any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the distributee or the joint lives (or joint life expectancies) of the distributee and the distributee's designated beneficiary, or for a specified period of ten years or more; any distribution to the extent such distribution is required under section 401(a)(9) of the Code; and the portion of any distribution that is not includable in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities). An eligible rollover distribution also does not include distribution of Code section 404(k) dividends, and any additional items designated by the Commissioner in revenue rulings, notices, and other guidance.

               (ii) Eligible retirement plan: An eligible retirement plan is an individual retirement account described in section 408(a) of the Code, an individual retirement annuity described in section 408(b) of the Code, an annuity plan described in section 403(a) of the Code, or a qualified trust described in section 401(a) of the Code, that accepts the distributee's eligible rollover distribution. However, in the case of an eligible rollover distribution to the surviving spouse, an eligible retirement plan is an individual retirement account or individual retirement annuity.

               (iii) Distributee: A distributee includes an employee or former Employee. In addition, the Employee's or former Employee's Surviving Spouse and the Employee's or former Employee's Spouse or former Spouse who is the alternate payee under a qualified domestic relations order, as defined in section 414(p) of the Code, are distributees with regard to the interest of the Spouse or former Spouse.

               (iv) Direct rollover: A direct rollover is a payment by the plan to the eligible retirement plan specified by the distributee.

          (b) The Committee may prescribe reasonable procedures for the election of direct rollovers under this section, including, but not limited to:

               (i)       Requirements that the distributee
                         provide the Committee with adequate
                         information, including, but not limited
                         to, the name of the eligible retirement
                         plan to which the rollover is to be
                         made, a representation that the
                         recipient plan is an individual
                         retirement plan, a qualified plan, or a
                         403(a) annuity, as appropriate,
                         acknowledgement from the recipient plan
                         that it will accept the direct rollover, and any other information necessary to make the direct rollover;

               (ii)      Requirements that direct rollover
                         elections be made within 30 days of
                         receipt of the notice required under
                         section 402(f) of the Code and
                         procedures for default which either
                         provide that a failure to make an
                         affirmative election within this time
                         period will constitute an election to
                         make a direct rollover or provide that
                         failure to make an affirmative election
                         within this time period shall constitute an election to receive the distribution;

               (iii) Requirements prohibiting the division of an eligible rollover distribution into separate distributions to be paid to more than one plan;

               (iv)      Requirements prohibiting a direct
                         rollover if the total distributions for
                         the year to the distributee are
                         reasonably expected to total less than
                         $200;

               (v) Requirements prohibiting division of an eligible rollover distribution into a portion to be paid in a direct rollover and a portion to be paid to the distributee, unless the amount to be paid in the direct rollover is equal to or greater than $500."

     Section 9.1 of the Plan is amended by adding ", Section 9.9, and Section 9.10" after the reference to "Section 9.6" in the first line of text.

     Section 9.2(a) of the Plan is amended by adding ", Section
9.9 and Section 9.10" after the reference to "Section 9.6" in the first line of text.

     A new section 9.9 of the Plan shall be added to read as follows:

               "9.9 Distribution of Vested Interest Less than or Equal to $3,500. Notwithstanding any provision of this Plan to the contrary, if the value of the Vested Interest of a Member is less than or equal to $3,500 (and has never exceeded $3,500 at the time of any prior distribution), then it shall be distributed in a lump sum as soon as practicable on or after the later of June 17, 1994 or the day the Member terminates Service. For the purpose of determining the value of the Vested Interest of a Member who has terminated Service under this Section 9.9, Stock held in the Member's Account shall be valued based on the fair market value of the shares of common stock of PLM into which any Series A Convertible Preferred Stock would be converted upon distribution. For the purpose of this Section 9.9, fair market value shall mean the closing price for the common stock of PLM on the date immediately prior to the date of distribution as reported on the America Stock Exchange by the Wall Street Journal on such date, or if no such common stock was traded on the relevant date, on the next preceding day on which such common stock was so traded. Any distribution made pursuant to this Section 9.9 shall be made in kind, in whole shares of Stock, consisting of shares of common stock of PLM into which any Series A Convertible Preferred Stock shall have been converted, together with any cash credited to the Member either awaiting investment in Stock or representing a fractional share of Stock."

     A new section 9.10 of the Plan shall be added to read as follows:
               "9.10 Elective Distributions on Termination of Service. Notwithstanding any provision of this Plan to the contrary, a Member who has terminated Service may elect, in such form and manner specified by the Committee or its delegates, to receive the Vested Interest of the Member in the Member's Account as soon as practicable on or after the later of June 17, 1994 or the date of the Member's termination of Service.
          Any distribution made pursuant to the Section 9.10 shall be made in kind, in whole shares of Stock, consisting of shares of common stock of PLM into which any Series A Convertible Preferred Stock shall have been converted, together with any cash credited to the Member either awaiting investment in Stock or representing a fractional share of Stock."

     Section 17.1 of the Plan shall be amended to read as follows:

                    "17.1 Amendment, Suspension or Termination of
               the Plan. (a)  Subject to the provisions of
               Section 17.1(b), the Board of Directors reserves the right at any time to amend, suspend or terminate the Plan, any Company Contributions thereunder, or the Trust in whole or in part and for any reason and without the consent of any Participating Company, Member, Beneficiary or other interested party. Any action taken pursuant to this Subsection shall be formally adopted by resolution, unanimous written consent, or any other method authorized under the by-laws of PLM and shall be effective on the date of its adoption or such other date as may be specified in the resolution or other Board of Directors' action."

     Section 17.4 of the Plan shall be amended to read as follows:

                    "17.4  Termination of the Plan.  Upon
               termination of the Plan, the Company shall not make any further Company Contributions under the Plan and no amount shall thereafter be payable under the Plan to or in respect of any Member except as provided in this Article XVII. Any Financed Stock credited to the Loan Suspense Account shall be used first to satisfy any obligations under the ESOP Loan. Any Financed Stock remaining after satisfaction of all liabilities under the ESOP Loan shall be credited to the Accounts of Members who are Employees on the date of termination of the Plan in the proportion that each such member's Covered Compensation for the Plan Year bears to the aggregate Covered Compensation of all such Member for such Plan Year. To the maximum extent permitted by ERISA, transfers, distributions or other dispositions of the assets of the Plan as provided in this Article XVII shall constitute a complete discharge of all liabilities under the Plan. The Committee shall remain in existence and all of the provisions of the Plan which in the opinion of the Committee are necessary for the execution of the Plan and the administration and distribution, transfer or other disposition of the assets of the Plan in accordance with this Section
               17.4 shall remain in force. After (i) payment of or provision for all expenses and charges referred to in Section 6.3 and Section 6.4 and (ii) adjustment for earnings, profits and losses of the Trust to such termination date in the manner described in Section 6.1, the interest of each Member in Service as of the date of such termination in the amount, if any, credited to his or her Account after the foregoing adjustments, shall be nonforfeitable as of such date. As of the date of termination, the shares and cash, if any, credited to the Account of each Member or former Member shall be paid in kind in a lump sum as soon as practicable from the Trust to each Member and former Member (or, in the event of the death of a Member or former Member, the Beneficiary thereof), if the Company and every other entity within the same controlled group as the Company does not maintain another defined contribution plan. Otherwise, such lump sum shall be transferred to another defined contribution plan of the Company or an entity within the same control group as the Company. Such a lump sum shall include whole shares of Stock, consisting of shares of common stock of PLM into which Series A Cumulative Convertible Preferred stock shall have been converted, together with any cash credited to the Member or former Member's Account either awaiting investment in Stock or representing a fractional share of Stock. Any amounts remaining unallocated in a suspense account created in accordance with Section 415 of the Code shall, after application to the extent necessary to satisfy the outstanding balance on any ESOP Loan, be returned to the Company specified by PLM.

                    All determinations, approvals and
               notifications referred to above shall be in form and substance and from a source satisfactory to the Committee."